FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       ELK ASSOCIATES FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)



                New York                            11-2502336
         (State of Incorporation                   (I.R.S. Employer
           or organization)                        Identification No.)

              747 Third Avenue, 4th Floor, New York, New York 10017
                    (Address of principal executive offices)

        Securities to be Registered Pursuant to Section 12 (g)of the Act:

                                                       Name of each Exchange
           Title of each class                          on which each class
            to be registered                            is to be registered

         Common Stock, $.01 par value                          NASDAQ



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. Description of Registrant's Securities to be Registered.


     As of the date of this Registration Statement, the authorized common stock consisted of 2,000,000 shares, par value $.01 (the "Common Stock") of Elk Associates Funding Corporation (the "Company").

     Each share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock may elect all of the directors of the Company. The Common Stock does not have any preemptive rights.

     Upon liquidation, dissolution or winding up of the affairs of the Company, its assets remaining after provision for payment of creditors, would be distributed pro rata among holders of the Common Stock.

     Dividends may be paid in cash or stock to the holders of the Common Stock when and if declared by the Board of Directors out of funds legally available therefor. In order to qualify as a "regulated investment company" for federal income tax purposes, the Company is required to distribute annually as dividends at least 90% of its taxable income, to the extent earned. As of the date of this Registration Statement, the Company had issued and outstanding 1,283,600 shares of Common Stock with 370 holders of record.




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ITEM 2. Exhibits

 Exhibit
   No.     Description
   ---     -----------


    1      Form N-SAR for Year Ended June 30, 1996

    2      Form N-SAR for the Six-Month Period Ended December 31, 1995

    3      Definitive Proxy Statement dated January 27, 1997

    4.1    Certificate of Incorporation, as amended

    4.2    By-Laws

    5      Specimen Stock Certificate

    6      Financial Statements for the fiscal year ended June 30, 1996

    7      Financial Statements for the Six-Month Period Ended December 31, 1995

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 Elk Associates Funding Corp.


                                                  By: /s/ Gary C. Granoff
                                                     -----------------------
                                                     Gary C. Granoff,
                                                     President


Dated: February 7, 1997




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                                  EXHIBIT INDEX


Exhibit
   No.     Description
   ---     -----------


    1      Form N-SAR for Year Ended June 30, 1996

    2      Form N-SAR for the Six-Month Period Ended December 31, 1995

    3      Definitive Proxy Statement dated January 27, 1997

    4.1    Certificate of Incorporation, as amended

    4.2    By-Laws

    5      Specimen Stock Certificate

    6      Financial Statements for the fiscal year ended June 30, 1996

    7      Financial Statements for the Six-Month Period Ended December 31, 1995